                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 22, 2005
                 Date of Report (Dates earliest event reported)

                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                               1-11601                   34-1816760
(State or Other Jurisdiction of      (Commission              (I.R.S. Employer
Incorporation or Organization)         File No.)             Identification No.)

                               555 MADISON AVENUE
                                   29TH FLOOR
                               NEW YORK, NY 10022
              (Address of principal executive offices and zip code)

                                 (212) 644-1400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name of former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17CFR240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17CFR240.12e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     In order to settle a derivative and class action entitled Robert Zadra, et al v, James A. McNamara, et al (Index. No. 01-604859) (hereinafter referred to as the "New York Action") that was commenced against National Auto Credit, Inc.
("NAC") and certain of its directors in the Supreme Court of the State of New
York, New York County (the "New York Court"), NAC entered into a November 2004
Amended Stipulation of Settlement (the "New York Settlement Stipulation"). Under
the terms of that settlement, NAC agreed (subject to certain terms and conditions) to, among other things, (a) adopt or implement certain corporate governance procedures or policies, (b) issue up to 1 million warrants, exercisable for shares of NAC's common stock at a price of $1.55 per share, to a specified class of holders of NAC's common stock and (c) make certain payments for legal fees for counsel to the plaintiffs in the New York Action.

     The summary description of the New York Settlement Stipulation and its terms contained in this document is subject to the full terms and conditions of the New York Settlement Stipulation, a copy of which is attached as an Exhibit.

     In order to facilitate the settlement and dismissal of a separate derivative action entitled In re National Auto Credit, Inc, Shareholders
Litigation (Index No. 19028 NC) (hereinafter referred to as the "Delaware
Action"), which had been commenced in the Chancery Court for the State of
Delaware (the "Delaware Court") against NAC, as well as the New York Action, on
April 22, 2005, NAC entered into a Stock Purchase Agreement ("Agreement") with
Academy Capital Management, Inc., Diamond A. Partners, L.P., Diamond A.
Investors, L.P., Ridglea Investor Services, Inc. and William S. Banowsky
(hereinafter referred to collectively as the "Selling Stockholders"). The
Selling Stockholders had also raised objections to the settlement of the New
York Action. The New York Court (a) rejected the objections raised by the
Selling Stockholders and (b) approved as fair and in the best interests of NAC and its shareholders the proposed settlement of the New York Action as set forth in the New York Settlement Stipulation. The Selling Stockholders then filed an appeal (the "Appeal") to such determination by the New York Court.

     Pursuant to the terms of the Agreement, the Selling Stockholders have agreed, among other things, to do the following:

     o    enter into a stipulation (to be filed with the New York Court)
          pursuant to which they will (a) irrevocably withdraw, with prejudice, any objections they had asserted or might have asserted with respect to the settlement of the New York Action, (b) stipulate to the entry of an order dismissing the New York Action and (c) agree to the dismissal of the Appeal.

     o    enter into a stipulation (to be filed with the Appellate Division,
          First Department of the Supreme Court of the State of New York)
          providing for the dismissal of the Appeal.

     o    enter into a stipulation (to be filed in the Delaware Court), pursuant to which they will agree to the dismissal of the Delaware Action with prejudice.

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The Selling Stockholders have executed and delivered to NAC each of the stipulations referred to above.

     Pursuant to the Agreement, NAC has agreed (subject to certain terms and conditions set forth in the Agreement) to purchase from the Selling Shareholders their 1,562,500 shares of common stock at a price of $0.6732 per share (or a total purchase price of $1,051,875) and to contribute $100,000 to cover a portion of the legal fees incurred by the Selling Shareholders. NAC's obligation to purchase such shares is conditioned upon (as well as certain other conditions) (a) an order or judgment having been entered by the New York Court in the New York Action, dismissing the New York Action with prejudice, which order or judgment shall not be subject to appeal or the time to appeal such order or judgment shall have lapsed, and (b) an order or judgment having been entered by the Delaware Court in the Delaware Action, dismissing the Delaware
Action with prejudice, which order or judgment shall not be subject to appeal or the time to appeal such order or judgment shall have lapsed. NAC anticipates that all or a substantial portion of the purchase price for any shares purchased from the Selling Shareholders, as well as the $100,000 referred to above for legal fees of the Selling Shareholders, will be funded from the net proceeds of the $2.5 million that has been provided by NAC's insurer for a settlement fund in the New York Action. The summary description of the Agreement and its terms contained in this document is subject to the full terms and conditions of the
Agreement, a copy of which is attached as an Exhibit.

     As acknowledged by the Selling Shareholders in the Agreement, NAC was
willing to enter into the Agreement, settle the New York Action and the Delaware
Action and consummate the other transactions contemplated by the Agreement in order to terminate prolonged and expensive litigation and NAC's entry into the
Agreement would not constitute or be deemed to constitute or evidence any improper or illegal conduct by or on behalf of NAC (or any of its directors, officers, employees and other agents or representatives) or any other wrong doing by NAC (or any of its directors, officers, employees and other agents or representatives). The Agreement was approved by the disinterested and independent members of NAC's Board of Directors.

     Management believes that settlement of the New York Action and the Delaware
Actions, as provided for in the Agreement and the New York Settlement
Stipulation, will allow management to concentrate its efforts on NAC's business and will allow NAC to avoid the costs and distractions of prolonged litigation.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Exhibit 99.1 Stock Purchase Agreement Dated as of April 1, 2005

     (b) Exhibit 99.2 November 2004 Amended Stipulation of Settlement

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NATIONAL AUTO CREDIT, INC.
                                       (Registrant)

Dated: April 22, 2005                  By: /s/ James McNamara
       --------------------                ------------------------------------
                                           James McNamara
                                           Chief Executive Officer

Dated: April 22, 2005                  By: /s/ Robert V. Cuddihy, Jr.
       --------------------                ------------------------------------
                                           Robert V. Cuddihy, Jr.
                                           Chief Financial Officer

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